Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

BROADWIND ENERGY, INC.

BROADWIND ENERGY, INC.
AMENDED AND RESTATED BYLAWS

i

3.10	Salaries	11

ARTICLE IV Stock		12
4.1	Certificated or Uncertificated Stock	12
4.2	Record	12
4.3	Consideration for Shares	12
4.4	Cancellation of Certificates	13
4.5	Lost or Destroyed Certificates	13
4.6	Transfer of Shares	13
4.7	Transfer Agents, Registrars, and Paying Agents	13
4.8	Treasury Stock	13

ARTICLE V Instruments; Loans; Checks and Endorsements; Deposits; Proxies; Contracts		13
5.1	Execution of Instruments	13
5.2	Loans	14
5.3	Checks and Endorsements	14
5.4	Deposits	14
5.5	Proxies	14
5.6	Contracts	14

ARTICLE VI Indemnification		14
6.1	Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation	14
6.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	15
6.3	Prepayment of Expenses	15
6.4	Indemnity if Successful on the Merits	15
6.5	Exercise of Powers; Nonexclusivity	16
6.6	Indemnification by a Court	16
6.7	Survival of Indemnification and Advancement of Expenses	16
6.8	Applicable Law	17
6.9	Certain Definitions	17

ARTICLE VII Miscellaneous		17
7.1	Dividends	17
7.2	Surplus and Reserves	17
7.3	Waivers of Notice	18
7.4	Corporate Seal	18
7.5	Fiscal Year	18
7.6	Amendment of Bylaws	18
7.7	Uniformity of Interpretation and Severability	18
7.8	Emergency Bylaws	19
7.9	Electronic Transmission	19

ii

AMENDED AND RESTATED BYLAWS

OF

BROADWIND ENERGY, INC.

(hereinafter called the “Corporation”)

ARTICLE I
Stockholders

1.1          Annual Meeting.  The annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, as may be fixed by resolution of the Board of Directors from time to time.

1.2          Special Meetings.  Special meetings of stockholders of the Corporation, for any purpose, may be called only by the Chairman of the Board, Chief Executive Officer, or the Secretary of the Corporation.  At a special meeting no business shall be transacted and no corporate action shall be taken other than such business or action stated in the notice of the meeting.

1.3          Place of Meeting.  The annual meeting and all special meetings of stockholders may be held at such time and place as shall be designated from time to time by the Board of Directors.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

1.4          Notice of Meeting.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice of the time, place, if any, the means of remote communications, if any, and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting at such address as it appears on the records of the Corporation.

1.5          Adjournment.  When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.6          Conduct of Meetings.  Meetings of stockholders shall be presided over by such person as the Board of Directors may designate as chairman of the meeting, or, in the absence of such a person, the Chairman of the Board, or, in the absence of such person, the Chief Executive Officer of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting.  The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary, shall act as secretary of the meeting.  If neither the Secretary nor an Assistant Secretary is present, the chair of the meeting shall appoint a secretary of the meeting.  Unless otherwise determined by the Board of Directors prior to the meeting, the chair of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholder’s proxy may be excluded from any meeting of stockholders based upon any determination by the chair of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

1.7          Fixing of Record Date.

(a)           In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote at such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

1.8          Quorum.  The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided herein, by statute or by the Certificate of Incorporation; but if at any meeting of stockholders there shall be less than a quorum present, the chair of the meeting or a majority of the stockholders present may, to the extent permitted by law, adjourn the meeting from time to time without further notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting.

1.9          Proxies.  Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in any manner permitted by law.  No proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.  A proxy purporting to be authorized by or on behalf of a stockholder, if accepted by the Corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

1.10        Voting of Shares.  At each meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy.  Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of stock having voting power standing in his or her name on the books of the Corporation.  When a quorum is present at any meeting, the affirmative vote of the holders of a plurality of the votes cast for the election of directors shall be sufficient to elect directors, and the affirmative vote of the holders of a majority of the votes cast shall decide any other question brought before such meeting, unless the question is one upon which by express provision of the Certificate of Incorporation, these Bylaws or the Delaware General Corporation Law (the “DGCL”), a different vote is required, in which case such express provision shall govern and control the decision of such question.  Notwithstanding the foregoing, where a separate vote by a class or series or multiple classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or multiple classes or series shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the Certificate of Incorporation, these Bylaws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question.

1.11        Meetings by Remote Communication.  If authorized by the Board of Directors in its sole discretion in accordance with these Bylaws and applicable law, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

1.12        List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal executive office of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

1.13        Inspectors.  The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but not directors of the Corporation or candidates for office.  In the event that the Board of Directors fails to so appoint one or more inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the chair of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies.  Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them.  Inspectors of stockholder votes shall, subject to the power of the chair of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

1.14        Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.14.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation (which information shall be updated by such stockholder as of the record date or dates for the determination of stockholders entitled to notice of and to vote at the meeting not later than ten (10) days after such record date or dates, and in any event, not later than one (1) business day prior to the date of the meeting) and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or such beneficial owner, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any share of stock of the Corporation (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date or dates for the determination of stockholders entitled to notice of and to vote at the meeting not later than ten (10) days after such record date or dates, and in any event, not later than one (1) business day prior to the date of the meeting), (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting of stockholders to nominate the persons named in its notice and (vi) any other information relating to such stockholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.14.  If the chair of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

1.15        Business at Annual Meetings.  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.15 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.15.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or such beneficial owner, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any share of stock of the Corporation (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date or dates for the determination of stockholders entitled to notice of and to vote at the meeting not later than ten (10) days after such record date or dates, and in any event, not later than one (1) business day prior to the date of the meeting), (v) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder or such beneficial owner in such business and (vi) a representation that such stockholder or such beneficial owner intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Section 1.14 or this Section 1.15, except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules, or any successor provision, promulgated under the Exchange Act, and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.15.  Notwithstanding the foregoing provisions of Section 1.14 or this Section 1.15, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination may be disregarded and such proposed business need not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of Section 1.14 and this Section 1.15, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.  If the chair of the meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE II
Directors

2.1          Board of Directors; Number; Qualifications; Election.  The Corporation shall be managed by a Board of Directors, all of whom must be natural persons at least 18 years of age.  Directors need not be residents of the State of Delaware or stockholders of the Corporation.  The number of directors of the Corporation shall be not less than three nor more than nine.  Subject to such limitations, the number of directors may be increased or decreased by resolution of the

Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.  Subject to the provisions of Article V of the Certificate of Incorporation, each director shall hold office until the next annual meeting of stockholders or until his of her successor has been elected and qualified.  The Board of Directors shall, at its next meeting following each annual meeting of stockholders, elect a current director as Chairman of the Board.  The position of Chairman of the Board shall not be an officer position of the Corporation; provided that nothing in these Bylaws shall prohibit an officer of the Corporation from serving as Chairman of the Board.  The Chairman of the Board shall perform such tasks and duties as may be set forth in these Bylaws and as from time to time prescribed by the Board of Directors in all cases within the Chairman of the Board’s duties as a director and not as an officer of the Corporation.

2.2          Powers of the Board of Directors:  Generally.  Subject only to such limitations as may be provided by the DGCL or the Certificate of Incorporation, the Board of Directors shall have full control over the affairs of the Corporation and may exercise all powers of the Corporation.

2.3          Committees of the Board of Directors.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each to consist of one or more of the directors, each of which, to the extent provided in such resolution, shall have and may exercise the authority of the Board of Directors in the management of the business of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Each committee shall keep regular minutes and report to the Board of Directors when required.

2.4          Resignation.  Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the Secretary of the Corporation.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

2.5          Removal.  Directors may be removed with or without cause, except as otherwise required by law, by the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors.

2.6          Vacancies.  All vacancies, including those caused by an increase in the number of directors, may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director, unless it is otherwise provided in the Certificate of Incorporation.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.  A director elected to fill a vacancy caused by an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and has qualified.

2.7          Board Meetings; Place and Notice.  Meetings of the Board of Directors may be held from time to time at any place that the Board of Directors may designate.  In the absence of designation by the Board of Directors, meetings of the Board of Directors shall be held at the principal executive office of the Corporation.  Any director may call a meeting of the Board of Directors by giving notice to all directors of the date and time of the meeting, which notice shall be given in sufficient time for the convenient assembly of the directors thereat.  The notice need not state the purpose of the meeting, and may be given by mail, telephone, email or other electronic transmission or in person to such director’s address, email address, telephone or facsimile number as shown on the records of the Corporation.  If a meeting schedule is adopted by the Board of Directors, or if the date and time of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required.

2.8          Quorum.  A majority of the number of directors elected and qualified at the time of the meeting shall constitute a quorum for the transaction of business at any such meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

2.9          Manner of Acting.  If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the Certificate of Incorporation.

2.10        Compensation.  The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

2.11        Action Taken Without a Meeting.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board of Directors or of the committee.  The written consent must be filed with the minutes of the proceedings of the Board of Directors or committee.

2.12        Meetings by Remote Communication.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a telephone conference or other method of electronic communication by which all persons participating in the meeting can communicate with each other.  Participation in a meeting pursuant to this Section 2.12 constitutes presence in person at the meeting.

ARTICLE III
Officers and Agents

3.1          Officers of the Corporation.  The Corporation shall have a Chief Executive Officer, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors.  The Board of Directors may appoint a president or one or more vice presidents and such other officers, assistant officers, committees, and agents, including assistant secretaries, and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors.  The Board of Directors may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties.  One person may hold any two or more offices.  The officers of the Corporation shall be natural persons 18 years of age or older.  In all cases where the duties of any officer, agent, or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent, or employee shall follow the orders and instructions of the Chief Executive Officer.

3.2          Election and Term of Office.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the resolution choosing or appointing such officer, or until his or her earlier death, resignation or removal.  Election or appointment of an officer shall not of itself create contract rights.

3.3          Removal.  Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors or the Chief Executive Officer; provided that the Chief Executive Officer can only be removed by the Board of Directors.  Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

3.4          Vacancies.  A vacancy in any office, however occurring, may be filled by the Board of Directors to hold office until the first of the following occurs:  until his or her successor shall have been duly elected and shall have qualified; or until his or her death; or until he or she shall resign; or until he or she shall have been removed.

3.5          Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction and supervision of the Board of Directors, be the Chief Executive Officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents, and employees.

3.6          Chief Financial Officer.

(a)           The Chief Financial Officer shall perform such duties as may be assigned by the Chief Executive Officer or by the Board of Directors.  The Chief Financial Officer shall have the care and custody of all funds, securities, evidences of indebtedness, and other personal property of the Corporation, and shall deposit the same in accordance with the instructions of the Board of Directors or the Chief Executive Officer.

(b)           The Chief Financial Officer shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state, and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the Chief Executive Officer and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations.

3.7          Vice Presidents.  The vice presidents, if any, shall assist the Chief Executive Officer and shall perform such duties as may be assigned to them by the Chief Executive Officer or by the Board of Directors.

3.8          Secretary.  The Secretary shall perform the following: (a) keep the minutes of the proceedings of the stockholders and the Board of Directors (and any committees thereof); (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors; (d) keep, at the Corporation’s registered office or principal executive office, a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (e) if designated by the Board of Directors, sign with the Chief Executive Officer or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors.  Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

3.9          Treasurer.  The Treasurer shall perform such duties as may be assigned by the Chief Executive Officer, the Chief Financial Officer or by the Board of Directors.  If designated by the Board of Directors, the Treasurer also has power to sign with the Chief Executive Officer or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors.  The Treasurer also has power to execute, on behalf of the Corporation, written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other corporation in which the Corporation shall hold any stock.  The Treasurer may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings.  At all such meetings and otherwise, the Treasurer, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the Board of Directors. Assistant treasurers, if any, shall have the same duties and powers, subject to supervision by the Treasurer.

3.10        Salaries.  Officers of the Corporation shall be entitled to such salaries, compensation, or reimbursement as shall be fixed or allowed from time to time by the Board of Directors unless otherwise delegated to the Compensation Committee of the Board of Directors or to members of senior management.  No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

ARTICLE IV
Stock

4.1          Certificated or Uncertificated Stock.

(a)           Shares of the Corporation may be certificated, uncertificated, or a combination thereof.  Certificates representing shares shall be consecutively numbered and signed in the name of the Corporation by its Chief Executive Officer or a vice president and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary.

(b)           Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or a vice-chairman of the Board of Directors, or the Chief Executive Officer, president or vice-president, and by the Chief Financial Officer, the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form.  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or  registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(c)           Each certificate representing shares shall state the following upon the face thereof:  the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.  Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors.

4.2          Record.  As used in these Bylaws, the term “stockholder” shall mean the person or other entity in whose name outstanding shares of the Corporation are currently registered on the stock record books of the Corporation.  The Corporation shall keep a share register containing the names of the stockholders and the number of shares held by each stockholder.  The Corporation shall also keep or cause to be kept a record of the dates on which certificates representing shares or transaction statements representing shares were issued and, in the case of cancellation, the date of cancellation.  The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4.3          Consideration for Shares.  Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the Board of Directors.  Such consideration may consist, in whole or in part, of money, promissory notes, other property, tangible or intangible, or in labor or services actually performed for the Corporation, contracts for services to be performed or other securities of the Corporation.  That part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed the consideration for the issuance of such dividend shares.

4.4          Cancellation of Certificates.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen, or destroyed certificates.

4.5          Lost or Destroyed Certificates.  In case of the alleged loss, destruction, or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu thereof upon such terms and conditions in conformity with law as it may prescribe.  The Board of Directors may in its discretion require a bond, in such form and amount and with such surety as it may determine, before issuing a new certificate.

4.6          Transfer of Shares.

(a)           Transfer of shares on the books of the Corporation may be authorized only by the registered holder of such shares (or the stockholder’s legal representative or duly authorized attorney in fact).  In the case of shares represented by a certificate, transfer of such shares shall only occur upon surrender of the certificate duly endorsed, while transfer of uncertificated shares shall only occur upon a stockholder’s compliance with such procedures the Corporation or its transfer agent may require.  Every such transfer of stock shall be entered on the stock ledger of the Corporation which shall be kept at its principal executive office or by its registrar duly appointed.

(b)           The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Delaware.

4.7          Transfer Agents, Registrars, and Paying Agents.  The Board of Directors may at its discretion appoint one or more transfer agents, registrars, and agents for making payment upon any class of stock, bond, debenture, or other security of the Corporation.  Such agents and registrars may be located either within or outside Delaware.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

4.8          Treasury Stock.  Treasury stock, if any, shall be held by the Corporation subject to disposal by the Board of Directors in accordance with the DGCL, the Certificate of Incorporation and these Bylaws, and shall not have voting rights nor participate in dividends.

ARTICLE V
Instruments; Loans; Checks and Endorsements; Deposits; Proxies; Contracts

5.1          Execution of Instruments.  The Chief Executive Officer, Chief Financial Officer, Treasurer, president or any vice president shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

5.2          Loans.

(a)           The Corporation may lend money to, guarantee the obligations of, and otherwise assist directors, officers, and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the DGCL and other applicable laws and regulations.

(b)           No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

5.3          Checks and Endorsements.  All checks, drafts, or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances, and other such instruments shall be signed or endorsed by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

5.4          Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign, and deliver for collection and deposit checks, drafts, and other orders for the payment of money payable to the Corporation or its order.

5.5          Proxies.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, Treasurer, president or any vice president may from time to time appoint one or more agents or attorneys-in-fact of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association, or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association, or other entity or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association, or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

5.6          Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

ARTICLE VI
Indemnification

6.1          Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense of such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action, suit or proceeding, had reasonable cause to believe the person’s conduct was unlawful.

6.2          Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense of such action, suit or proceedings if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any action, suit or proceedings, nor any claim, issue or matter, as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceedings was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3          Prepayment of Expenses.  Actual and reasonable expenses (including attorneys’ fees) incurred by an officer or employee in defending a civil, criminal, administrative or investigative action, suit or proceeding as contemplated by Sections 6.1 or 6.2 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise.

6.4          Indemnity if Successful on the Merits. The Corporation shall indemnify any present or former director, officer or employee of the Corporation if such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 or 6.2, or in defense of any claim, issue or matter therein, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

6.5          Exercise of Powers; Nonexclusivity.  Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because the person has met the applicable standard of conduct set forth in this Article VI.  Such determination shall be made with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel, or (iv) by majority vote of the stockholders.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action taken (or omitted to be taken) in his or her official capacity and as to action taken (or omitted to be taken) in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 6.1 and 6.2 shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not  specified in Sections 6.1 or 6.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

6.6          Indemnification by a Court.  Notwithstanding any contrary determination or absence of determination in a specific case under Section 6.5, any director, officer or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1, 6.2 or 6.4.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 6.1, 6.2 or 6.4, as the case may be.  Neither a contrary determination nor the absence of a determination in a specific case under Section 6.5 shall be a defense to such application or create a presumption that the director, officer or employee seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 6 shall be given to the Corporation promptly upon the filing of such application.

6.7          Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.  No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article VI, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to, arising out of or related to any event, act or omission that occurred prior to, the time of such repeal, modification, amendment or adoption (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed.)

6.8          Applicable Law.  The rights granted under this Article VI shall be limited to the extent any applicable laws limit such rights to indemnity or the power to indemnify.

6.9          Certain Definitions.  For purposes of this Article VI the following definitions shall apply.

“Acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful” shall include, but not be limited to, actions based on the following information from the Corporation or other corporation, partnership, joint venture, trust, employee benefit plan, or enterprise to which the person is or was serving at the request of the Corporation (for purposes of this definition only, an “Enterprise”): records or books of account of the Corporation or Enterprise, information supplied by an officer of the Corporation or Enterprise in the course of their duties, advice of legal counsel for the Corporation or Enterprise, or information or records given or reports made to the Corporation or Enterprise by an independent certified public accountant, appraiser or other expert selected with reasonable care by the Corporation or Enterprise.

“Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employee so that any person who is or was a director, officer or employee of such constituent corporation, or is or was a director, officer or employee of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provision of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

“Fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

“Not opposed to the best interest of the Corporation” shall include actions taken in good faith in service to an employee benefit plan that the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

ARTICLE VII
Miscellaneous

7.1          Dividends.  Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors may declare dividends from the surplus or, if there is no surplus, the net profits of the Corporation whenever and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable.  The record date for determining stockholders entitled to a distribution shall be set in accordance with Section 1.7 of these Bylaws.

7.2          Surplus and Reserves.  Subject to the provisions of law, the Board of Directors in its discretion may use and apply any of the capital or surplus of the Corporation to purchase or acquire any of the shares of the capital stock of the Corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its surplus or net profits such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation.

7.3          Waivers of Notice.  Whenever any notice whatsoever is required to be given by these Bylaws, the Certificate of Incorporation or any of the laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual required notice.  Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Any person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

7.4          Corporate Seal.  The Board of Directors may adopt a seal circular in form and bearing the name of the Corporation, the state of its incorporation, and the word “Seal” which, when adopted, shall constitute the seal of the Corporation.  The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber-stamped with indelible ink.

7.5          Fiscal Year.  The Board of Directors may, by resolution, adopt a fiscal year for the Corporation.  Absent any contrary resolution, the fiscal year shall end on December 31 of each year.

7.6          Amendment of Bylaws.  The provisions of these Bylaws may at any time, and from time to time, be amended, supplemented or repealed by the Board of Directors.  Stockholders of the Corporation may alter, amend or repeal any Bylaw; provided that notice of the proposed change was given in the notice of the stockholders meeting at which such action is to be taken and, provided, further, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or the Certificate of Incorporation, the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, alter, amend or repeal any provision of these Bylaws.

7.7          Uniformity of Interpretation and Severability.  The Bylaws shall be so interpreted and construed as to conform to the Certificate of Incorporation and the laws of the State of Delaware or of any other state in which conformity may become necessary by reason of the qualification of the Corporation to do business in such state or any other applicable law or regulation, and where conflict between these Bylaws, the Certificate of Incorporation or the laws of such a state has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require.  If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity of the remainder of these Bylaws without the invalid provision or the application thereof, and the provisions of these Bylaws are declared to be severable.

7.8          Emergency Bylaws.  Subject to repeal or change by action of the stockholders, the Board of Directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the laws of the State of Delaware.

7.9          Electronic Transmission.  When used in these Bylaws, the terms “written” and  “in writing” shall include any “electronic transmission,” as  defined in  Section 232(c)  of  the  DGCL, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

SECRETARY’S CERTIFICATION

The undersigned Secretary of the Corporation hereby certifies that the foregoing Bylaws are the Bylaws of the Corporation adopted by the Board of Directors as of the 3rd day of November, 2010.

By	/s/ J.D. Rubin
J.D. Rubin, Secretary